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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: MAY 21, 2002
                 Date of Earliest Event Reported: APRIL 9, 2002

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

              0-21317                                84-1299995
     (Commission File Number)          (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400


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ITEM 9. REGULATION FD DISCLOSURE.

Liberty Satellite & Technology, Inc. ("Liberty Satellite") has signed a non-binding letter of intent with Lockheed Martin Corporation, TRW Inc., and Telespazio S.p.A., in connection with a proposed restructuring of ASTROLINK International, LLC. Astrolink was formed in 1999 to establish and operate a global communications system to deliver next-generation broadband service. Liberty Satellite currently owns 31.5% of Astrolink, with the remainder owned by Lockheed, TRW and Telespazio, in each case through one or more subsidiaries.

The non-binding letter of intent contemplates the settlement of all claims among the parties and their affiliates relating to Astrolink and the acquisition of all the assets of Astrolink by Liberty Satellite. If the transactions contemplated by the non-binding letter of intent are consummated, Liberty Media Corporation will make a capital contribution to Liberty Satellite at the closing, in exchange for shares of Liberty Satellite's Series B common stock at fair market value at closing. The parties have agreed not to publicly disclose the specific economic terms of the proposed transaction, pending execution of a definitive agreement on such terms.

Subject to consummation of the transactions contemplated by the non-binding letter of intent, and any necessary regulatory approvals, Liberty Satellite currently plans to pursue a revised operating plan for the new Astrolink system, taking into account current financial and market factors.

The transactions contemplated by the non-binding letter of intent are subject to, among other conditions, the negotiation, execution and delivery of definitive agreements, required third party and governmental consents, and the termination or renegotiation, on terms acceptable to Liberty Satellite, of Astrolink's prior procurement contracts.

This report includes "forward-looking statements", which are based on management's beliefs as well as on assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Liberty Satellite's control. For a more detailed description of the factors that could cause such a difference, please see Liberty Satellite's filings with the Securities and Exchange Commission. Liberty Satellite disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 21, 2002


                                        LIBERTY SATELLITE & TECHNOLOGY, INC.


                                        By: /s/ Kenneth G. Carroll
                                            --------------------------------
                                            Name:  Kenneth G. Carroll
                                            Title: Acting President and
                                                   Chief Financial Officer